UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2010

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On July 20, 2010, First BanCorp (the "Corporation") announced that it has completed the transaction with the United States Department of the Treasury (the "U.S. Treasury") involving the exchange of preferred stock pursuant to the agreement executed on July 7, 2010. The Corporation issued 424,174 shares of Series G Mandatorily Convertible Preferred Stock to the U.S. Treasury in exchange for the Series F preferred stock it previously held. As disclosed in SEC filings, the Series G preferred stock is convertible into approximately 380.2 million shares of the Corporation’s common stock upon the satisfaction of certain conditions.

Item 9.01 Financial Statements and Exhibits.

(d)- Exhibits

Exhibit - Description of Exhibit

99.1 - Press Release, dated July 20, 2010

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

July 20, 2010	By:	Lawrence Odell

Name: Lawrence Odell
Title: EVP, General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated July 20, 2010